EXHIBIT 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	July 28, 2003

KILROY REALTY CORPORATION REPORTS

HIGHER SECOND QUARTER NET INCOME

AFTER SETTLING PEREGRINE SYSTEMS CLAIM

FOR PAYMENTS TO TOTAL $21 MILLION

LOS ANGELES, July 28, 2003 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2003, with net income of $13.4 million, or $0.49 per share, compared to $5.0 million, or $0.18 per share in the second quarter of 2002. Revenues from continuing operations in the second quarter totaled $51.3 million, up from $48.7 million in the year-earlier period.

For the first six months of 2003, KRC reported net income of $24.3 million, or $0.88 per share, compared to $18.5 million, or $0.67 per share, in the first half of 2002. Revenues from continuing operations in the six-month period totaled $105.0 million, up from $98.5 million in the same period of 2002.

KRC’s funds from operations (FFO) in the second quarter totaled $24.9 million, or $0.78 per share, compared to $23.4 million, or $0.73 per share, in the prior year’s second quarter. For the first six months of 2003, FFO totaled $51.2 million, or $1.61 per share, compared to $50.5 million, or $1.61 per share, in the same period of 2002.

All per-share amounts in this report are presented on a diluted basis.

KRC SETTLES PEREGRINE SYSTEMS CLAIM

On July 18, 2003 the Delaware bankruptcy court entered an order approving Peregrine Systems, Inc.’s plan of reorganization. Peregrine Systems had filed a voluntary petition for relief under chapter 11 of the bankruptcy code on September 22, 2002. Under the terms of the plan of reorganization and in accordance with a settlement agreement previously approved by the bankruptcy court, KRC will receive a payment in the third quarter of 2003 of approximately $18 million and four additional payments of approximately $750,000 to be paid annually over the next four years. These payments reflect a reimbursement for damages that KRC suffered as a result of Peregrine’s rejection and/or termination of all but one of KRC’s five leases with Peregrine.

KRC said FFO in the second quarter and in the first six months of 2003 were increased by $2.5 million, or $0.08 per share, representing the reversal of reserves previously recorded in connection with Peregrine’s 2002 bankruptcy filing. Based on the settlement, the reserves were no longer necessary and were reversed in the second quarter of 2003. The company expects to record a net lease termination fee of approximately $15 million in the third quarter.

KRC said the bankruptcy court also approved Peregrine’s assumption, in part, of the lease with KRC for 3611 Valley Centre Drive in the Del Mar submarket of San Diego. Under the revised terms of this lease, Peregrine will lease 78,037 square feet of this 129,680 square foot building that is currently 100% leased to Peregrine. The revised lease terms commence on August 28, 2003.

The bankruptcy court also entered an order approving Peregrine’s rejection of its lease with KRC for 3811 Valley Centre Drive effective July 31, 2003. This 112,067 square-foot building is currently 58% subleased to other tenants.

The company also reported today that during the second quarter it added a 151,000 square-foot office property in West Los Angeles to its stabilized portfolio. The property is currently 61% committed. The company also disposed of three non-strategic properties totaling 260,827 square feet for total proceeds of $31 million. Overall, KRC’s stabilized portfolio was 91% occupied at the end of the second quarter.

KRC continues to develop an additional 457,000 square feet of space in Southern California, with completion dates scheduled through 2003. This committed development pipeline, which represents a total estimated investment of approximately $137 million, is currently 68% committed. In addition, the company has four redevelopment projects underway or in lease-up in Southern California totaling 471,000 square feet of space. The estimated incremental redevelopment costs for these projects is approximately $50 million.

Earnings guidance for 2003 will be discussed by KRC management on its July 29, 2003 earnings conference call. The call will begin at 11:00 am PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 915-4836. A replay of the conference call will be available via phone through August 5, 2003 at (800) 428-6051, passcode #296250 or via the Internet at the company’s website.

Some of the information presented in this release is forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Principal submarkets for KRC’s current development program include El Segundo and coastal San Diego. At June 30, 2003, the company owned 6.9 million square feet of commercial office space and 4.9 million square feet of industrial space. More information can be found at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Revenues from continuing operations	$51,297	$48,660	$104,955	$98,549

Revenues including discontinued operations	$51,930	$51,179	$106,510	$103,529

Net income available to common stockholders (1)	$13,360	$4,957	$24,286	$18,464

Weighted average common shares outstanding—basic	27,351	27,463	27,287	27,360
Weighted average common shares outstanding—diluted	27,545	27,805	27,488	27,678

Net income per share of common stock—basic	$0.49	$0.18	$0.89	$0.67
Net income per share of common stock—diluted	$0.49	$0.18	$0.88	$0.67

Funds From Operations (2)	$24,893	$23,358	$51,210	$50,510

Weighted average common shares/units outstanding—basic (3)	31,572	31,827	31,513	31,076
Weighted average common shares/units outstanding—diluted (3)	31,766	32,169	31,714	31,394

Funds From Operations per common share/unit—basic (3)	$0.79	$0.73	$1.63	$1.63
Funds From Operations per common share/unit—diluted (3)	$0.78	$0.73	$1.61	$1.61

Common shares outstanding at end of period			27,565	27,744
Common partnership units outstanding at end of period			4,219	4,421

Total common shares and units outstanding at end of period			31,784	32,165

			June 30, 2003	June 30, 2002
Stabilized portfolio occupancy rates:
Los Angeles			81.4%	87.4%
Orange County			97.9%	97.0%
San Diego			89.4%	99.2%
Other			96.4%	98.4%

Weighted average total			90.9%	94.8%

Total square feet of stabilized properties owned at end of period:
Office			6,943	7,570
Industrial			4,877	5,086

Total			11,820	12,656

(1)	Net income after minority interests.
(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations included at page 7.
(3)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2003	December 31, 2002
ASSETS
INVESTMENT IN REAL ESTATE:
Land and improvements	$275,328	$288,228
Buildings and improvements, net	1,244,711	1,289,525
Undeveloped land and construction in progress, net	178,318	108,465

Total investment in real estate	1,698,357	1,686,218
Accumulated depreciation and amortization	(297,050)	(278,503)

Investment in real estate, net	1,401,307	1,407,715
Cash and cash equivalents	6,865	15,777
Restricted cash	7,588	6,814
Current receivables, net	2,604	3,074
Deferred rent receivables, net	33,575	29,466
Deferred leasing costs, net	32,548	31,427
Deferred financing costs, net	6,291	6,221
Prepaid expenses and other assets	7,036	6,108

TOTAL ASSETS	$1,497,814	$1,506,602

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$510,501	$507,037
Unsecured line of credit	255,000	255,000
Accounts payable, accrued expenses and other liabilities	41,022	43,917
Accrued distributions	15,733	15,670
Rents received in advance, tenant security deposits and deferred revenue	19,491	24,310

Total liabilities	841,747	845,934

MINORITY INTERESTS:
8.075% Series A Cumulative Redeemable
Preferred unitholders	73,716	73,716
9.375% Series C Cumulative Redeemable
Preferred unitholders	34,464	34,464
9.250% Series D Cumulative Redeemable
Preferred unitholders	44,321	44,321
Common unitholders of the Operating Partnership	66,874	68,196

Total minority interests	219,375	220,697

STOCKHOLDERS’ EQUITY:
Common stock	274	273
Additional paid-in capital	494,421	493,116
Distributions in excess of earnings	(50,587)	(47,629)
Accumulated net other comprehensive loss	(7,416)	(5,789)

Total stockholders’ equity	436,692	439,971

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,497,814	$1,506,602

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
REVENUES:
Rental income, net	$45,703	$42,275	$89,152	$85,396
Tenant reimbursements	5,249	6,356	10,932	11,694
Other income	345	29	4,871	1,459

Total revenues	51,297	48,660	104,955	98,549

EXPENSES:
Property expenses	7,703	7,192	16,382	14,470
Real estate taxes	3,662	3,852	7,510	7,482
General and administrative expenses	4,011	3,648	7,869	6,616
Ground leases	324	333	644	716
Interest expense	7,585	8,668	15,274	17,927
Depreciation and amortization	13,230	18,021	26,969	30,389

Total expenses	36,515	41,714	74,648	77,600

OTHER INCOME:
Interest income	48	86	94	371

Total other income	48	86	94	371

Income from continuing operations before net gains on dispositions	14,830	7,032	30,401	21,320
Net gains on dispositions of operating properties		896		896

Income from continuing operations before minority interests	14,830	7,928	30,401	22,216

Minority interests:
Distributions on Cumulative Redeemable Preferred units	(3,375)	(3,375)	(6,750)	(6,750)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(1,527)	(798)	(3,158)	(2,185)
Recognition of previously reserved Development LLC preferred return				3,908
Minority interest in earnings of Development LLCs				(1,024)

Total minority interests	(4,902)	(4,173)	(9,908)	(6,051)

Income from continuing operations	9,928	3,755	20,493	16,165
Discontinued operations:
Revenues from discontinued operations	633	2,519	1,555	4,980
Expenses from discontinued operations	(362)	(1,129)	(868)	(2,370)
Net gain on disposition of discontinued operations	3,690		3,690
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(529)	(188)	(584)	(311)

Total discontinued operations	3,432	1,202	3,793	2,299

Net Income	$13,360	$4,957	$24,286	$18,464

Weighted average shares outstanding—basic	27,351	27,463	27,287	27,360
Weighted average shares outstanding—diluted	27,545	27,805	27,488	27,678

Net Income per common share—basic	$0.49	$0.18	$0.89	$0.67

Net Income per common share—diluted	$0.49	$0.18	$0.88	$0.67

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2003	Three Months Ended June 30, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Net income	$13,360	$4,957	$24,286	$18,464
Adjustments:
Minority interest in earnings of Operating Partnership	2,056	986	3,742	2,496
Depreciation and amortization	13,167	18,311	26,872	30,446
Net gains on dispositions of operating properties	(3,690)	(896)	(3,690)	(896)

Funds From Operations (1)	$24,893	$23,358	$51,210	$50,510

Weighted average common shares/units outstanding—basic	31,572	31,827	31,513	31,076
Weighted average common shares/units outstanding—diluted	31,766	32,169	31,714	31,394

Funds From Operations per common share/unit—basic	$0.79	$0.73	$1.63	$1.63

Funds From Operations per common share/unit—diluted	$0.78	$0.73	$1.61	$1.61

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.